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                                                                  Exhibit (g)(7)


[LOGO]  LOOMIS . SAYLES FUNDS

                                                  September 2, 2003

State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110
Attention:  Timothy J. Panaro

Re: Loomis Sayles Funds I (formerly Loomis Sayles Investment Trust) Loomis Sayles Funds II (formerly Loomis Sayles Funds)
     (collectively, the "Trusts")

Dear Mr. Panaro:

     This is to advise you that, as of the close of business on September
12, 2003, Loomis Sayles Funds I and Loomis Sayles Funds II will be reorganizing existing series into newly established series as set forth below:

Loomis Sayles Funds I - Four new series have been established in Loomis Sayles Funds I to receive the assets of existing series of Loomis Sayles Funds II. Each newly organized series has the same name and the same investment objective and strategies, investment advisor, fees and expenses, portfolio management personnel, and upon completion of the reorganization, the same shareholders, as the existing series with which it is reorganizing:

     Loomis Sayles Bond Fund
     Loomis Sayles Global Bond Fund
     Loomis Sayles Small Cap Value Fund
     Loomis Sayles U.S. Government Securities Fund

Loomis Sayles Funds II - A new series has been established in Loomis Sayles Funds II to receive the assets of existing series of Loomis Sayles Funds I. The newly organized series has the same name and the same investment objective and strategies, investment advisor, fees and expenses, portfolio management personnel, and upon completion of the reorganization, the same shareholders, as the existing series:

     Loomis Sayles Tax-Managed Equity Fund

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In accordance with the Additional Funds provisions in Section 17 of the
Custodian Contracts dated December 31, 1993, as amended July 2, 2001 between Loomis Sayles Funds I and State Street Bank and Trust Company and dated April 23, 1991, as amended July 2, 2001 between Loomis Sayles Funds II and State Street Bank and Trust Company, the Trusts hereby request that you act as Custodian for the new series under the terms of the respective contracts.

By:
     -----------------------------------
     John Hailer
     Executive Vice President, Loomis Sayles Funds I
     President, Loomis Sayles Funds II

Agreed to this ____ day of September, 2003.

State Street Bank and Trust Company

By:
     -----------------------------------
     Joseph L. Hooley
     Executive Vice President